Exhibit (h)(2)

FORM OF THIRD AMENDED AND RESTATED

DISTRIBUTION MANAGER AGREEMENT

May 9, 2024

Brookfield Oaktree Wealth Solutions LLC

250 Vesey Street, 15th Floor

New York, NY 10281

This Third Amended and Restated Distribution Manager Agreement (this “Agreement”) is entered into by and between Oaktree Strategic Credit Fund, a Delaware statutory trust (the “Company”) and Brookfield Oaktree Wealth Solutions LLC (the “Distribution Manager”) and amends and restates in its entirety the Second Amended and Restated Distribution Manager Agreement, dated as of December 9, 2022, between the Company and the Distribution Manager.

The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Distribution Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of the Company’s common shares of beneficial interest, $0.01 par value per share (“Common Shares”), which may consist of Class T, Class S, Class D and/or Class I shares of Common Shares (the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.a. below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”). The Company will also issue shares pursuant to its distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Distribution Manager and, as applicable, a Broker (as defined below)).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company is offering to the public Class T Shares, Class S Shares, Class D Shares and Class I Shares. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Company and the Distribution Manager, Shares sold through the Distribution Manager and the brokers (each a “Broker” and collectively, the “Brokers”) with whom the Distribution Manager has entered into or will enter into a selected intermediary agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Company (each a “Selected Intermediary Agreement”) are to be sold at a purchase price equal to the Company’s then-current net asset value (“NAV”) per share applicable to the class of Shares being purchased plus any sales charge applicable to the class of Shares being purchased (calculated in accordance with procedures set out in the Prospectus). For shareholders who participate in the Company’s distribution reinvestment plan, the cash distributions attributable to the class of Shares that each shareholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to shareholders of the Company at a purchase price equal to the most recent available NAV per share for such shares at the time the distribution is payable.

As described under the caption “Share Repurchase Plan” in the Prospectus, to the extent the Company offers to repurchase Shares in any particular quarter, the Company expects to repurchase Shares pursuant to tender offers at the expiration of the tender offer using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”).

In the event of the occurrence of a Key Person Event (as defined below), the Company will waive (the “Early Repurchase Waiver”) the Early Repurchase Deduction until the earlier of (i) eight (8) repurchase dates occurring after the Key Person Event and (ii) the appointment of a Qualified Replacement (as defined below), after which, in either case, the Early Repurchase Waiver shall terminate. A “Key Person Event” will occur if Armen Panossian or his Qualified Replacement (as defined below, each a “Key Executive”) fails to remain actively involved in the investment activities of the Company or Oaktree Capital Management, L.P. and its affiliates (a “Key Person Event”). A “Qualified Replacement” means a senior investment professional selected by the Adviser to replace a Key Executive upon the occurrence of a Key Person Event; provided that such replacement has been approved by either (a) a majority of the Company’s trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Company or (b) the holders of a majority of the outstanding Common Shares, and upon either such approval, such selection will constitute a “Qualified Replacement.”

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Distribution Manager as follows:

1. Representations and Warranties of the Company: The Company represents and warrants to the Distribution Manager and each Broker participating in an Offering, with respect to such Offering, as applicable, that:

a. A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and the applicable rules and regulations of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Distribution Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424 under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

b. The Company has been duly and validly organized and formed as a statutory trust under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Prospectus.

c. As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act and the rules and regulations promulgated thereunder. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Distribution Manager or any of the Brokers and are based upon information furnished by the Distribution Manager or any of the Brokers in writing to the Company specifically for inclusion therein.

d. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act and the rules and regulations promulgated thereunder, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f. Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

g. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any declaration of trust, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i. At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s declaration of trust, as amended and supplemented, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j. The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

k. The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

l. Upon the commencement of the Offering, the Company will be a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act, and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

m. Any and all printed sales literature or other materials which have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Distribution Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. If at any time any event occurs which is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Distribution Manager thereof.

n. Except as disclosed in the Registration Statement and the Prospectus, (i) no person is serving or acting as an officer, trustee or investment adviser of the Company, except in accordance with the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940 and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Company, no trustee of the Company is an “affiliated person” (as defined in the 1940 Act) of the Distribution Manager.

2. Covenants of the Company. The Company covenants and agrees with the Distribution Manager that:

a. It will, at no expense to the Distribution Manager, furnish the Distribution Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Distribution Manager may reasonably request. It will similarly furnish to the Distribution Manager and others designated by the Distribution Manager as many copies of the following documents as the Distribution Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; and (b) any other Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).

b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Distribution Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Distribution Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

c. It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Distribution Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Distribution Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Distribution Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Distribution Manager thereof (unless the information shall have been received from the

Distribution Manager) and will effect the preparation of an amended or supplemental Prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e. It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

3. Obligations and Compensation of Distribution Manager

a. The Company hereby appoints the Distribution Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) through Brokers, all of whom shall be members of FINRA and have entered into a Selected Intermediary Agreement substantially in the form of the Selected Intermediary Agreement attached to this Agreement as Exhibit “A”. The Distribution Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on such terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Distribution Manager represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. With respect to the Distribution Manager’s participation in the distribution of the Shares in the Offering, the Distribution Manager agrees to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

b. Promptly after the initial Effective Date of the Registration Statement, the Distribution Manager shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted through Brokers who have entered into a Selected Intermediary Agreement. The Distribution Manager and the Brokers will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and restated from time to time, subject to the limitations set forth in Section 3.d. below, the Company will pay to the Distribution Manager a fee for (i) distribution and sales support services (the “Distribution Fee”), as applicable, and/or (ii) shareholder services (the “Servicing Fee”, and together with the Distribution Fee, the “Shareholder Servicing and/or Distribution Fee”) solely with respect to its sales of Class T, Class S and Class D shares as described in Schedule 2 to this Agreement. The Company will pay the Shareholder Servicing and/or Distribution Fee to the Distribution Manager monthly in arrears. The Distribution

Manager may reallow all or a portion of the Shareholder Servicing and/or Distribution Fee to any Brokers who sold the Class T, Class S or Class D Shares giving rise to a portion of such Shareholder Servicing and/or Distribution Fee to the extent the Selected Intermediary Agreement with such Broker provides for such a reallowance and such Broker is in compliance with the terms of such Selected Intermediary Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Broker who sold the Class T, Class S or Class D Shares giving rise to a portion of the Shareholder Servicing and/or Distribution Fee is no longer the intermediary of record with respect to such Class T, Class S or Class D Shares or the Broker no longer satisfies any or all of the conditions in its Selected Intermediary Agreement for the receipt of the Shareholder Servicing and/or Distribution Fee, then Broker’s entitlement to the Shareholder Servicing and/or Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease in, and Broker shall not receive the Shareholder Servicing and/or Distribution Fee for, the month or any portion thereof wherein Broker was no longer an intermediary of record or no longer satisfied any or all of the conditions set out in its Selected Intermediary Agreement (i.e., Shareholder Servicing and/or Distribution Fees are payable with respect to an entire month without any proration). Intermediary transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Shareholder Servicing and/or Distribution Fee may be reallowed to the then-current intermediary of record of the Class T, Class S and/or Class D shares, as applicable, if any such intermediary of record has been designated (the “Servicing Broker”), to the extent such Servicing Broker has entered into a Selected Intermediary Agreement or similar agreement with the Distribution Manager (“Servicing Agreement”), such Selected Intermediary Agreement or Servicing Agreement with the Servicing Broker provides for such reallowance and the Servicing Broker is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Distribution Manager in good faith in their sole discretion. No Broker or Servicing Broker is entitled to any Shareholder Servicing and/or Distribution Fee with respect to Class I shares. The Distribution Manager may also reallow some or all of the Shareholder Servicing and/or Distribution Fee to other qualified intermediaries who provide services with respect to the Shares (who shall be considered additional Servicing Brokers) pursuant to a Servicing Agreement with the Distribution Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Broker is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

d. Unless otherwise disclosed in the Prospectus, at the end of the month in which the Distribution Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and Shareholder Servicing and/or Distribution Fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Distribution Manager or the applicable Broker), the Distribution Manager shall cease receiving the Shareholder Servicing and/or Distribution Fee on either (i) each such share that would exceed such limit or (ii) all Class T shares, Class S shares and Class D shares in such shareholder’s account, in the Distribution Manager’s discretion. At the end of such month, the applicable Class T shares, Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class T, Class S or Class D shares. In addition, the Distribution Manager will cease receiving the Shareholder Servicing and/or Distribution Fee on Class T shares, Class S shares and Class D shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets, or (iii) the date following the completion of the primary portion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, Distribution Manager fees, the Shareholder Servicing and/or Distribution Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Distribution Manager in its sole discretion. For purposes of this Agreement, the portion of the Shareholder Servicing and/or Distribution Fee accruing with respect to Class T, Class S and Class D shares of the Company’s common shares issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

e. The terms of any reallowance of the Shareholder Servicing and/or Distribution Fee shall be set forth in the Selected Intermediary Agreement or Servicing Agreement entered into with the Brokers or Servicing Brokers, as applicable. The Company will not be liable or responsible to any Broker or Servicing Broker for any reallowance of Shareholder Servicing and/or Distribution Fee to such Broker or Servicing Broker, it being the sole and exclusive responsibility of the Distribution Manager for payment of Shareholder Servicing and/or Distribution Fee to Brokers and Servicing Brokers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Distribution Manager by making direct payment of Shareholder Servicing and/or Distribution Fees to Brokers on behalf of the Distribution Manager without incurring any liability. Further, the Company is not responsible for any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Brokers.

f. In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or Oaktree Fund Advisors, LLC (together with its affiliates, the “Adviser”) shall reimburse the Distribution Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Adviser, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

g. In addition to reimbursement as provided under Section 3.f, and subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Distribution Manager for reasonable bona fide due diligence expenses incurred by any Broker as described in the Prospectus. The Distribution Manager shall obtain from any Broker and provide to the Company a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total underwriting compensation and total organization and offering expenses, defined under Omnibus Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 10% and 15%, respectively, of gross proceeds from such Offering.

h. The Distribution Manager represents that it will comply fully with all applicable currency reporting, anti-money laundering, anti-corruption and anti-terrorist laws and regulations, and any other applicable laws, rules, regulations and interpretations of any other applicable regulatory or self-regulatory body.

i. (i) The Distribution Manager has in place internal controls, policies, and procedures (“AML Program”) that are reasonably designed to detect, identify, and report illegal activity, including money laundering and further represents that it has implemented, complies with and will comply with anti-money laundering policies and procedures that satisfy and will continue to satisfy the requirements of applicable anti-money laundering and “know your customer” laws, rules and regulations, including, without limitation, the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the U.S. Foreign Corrupt Practices Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the U.S. International Emergency Economic Powers Act, and the U.S. Trading with the Enemy Act, as each may be amended from time to time. (ii) The Distribution Manager’s AML Program, at a minimum; (1) designates a compliance office to administer and oversee the AML Program; (2) provides ongoing employee training; (3) includes an independent audit function to test the effectiveness of the Program; (4) establishes internal policies, procedures, and controls that are tailored to its particular business; (5) includes a Customer Identification Program (“CIP”) consistent with the rules under Section 326 of the USA Patriot Act; (6) provides for the filing of all necessary anti-money laundering reports including, but not limited to, suspicious activity reports and (7) provides for screening Clients against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the USA Patriot Act. The Distribution Manager acknowledges and agrees that it is responsible for monitoring and complying with anti-money laundering and CIP requirements applicable to all shareholders. (iii) The Distribution Manager represents and warrants that it has policies, procedures and internal controls in place that are reasonably designed to comply with the UK Bribery Act, the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and, where applicable, legislation enacted by member States and signatories implementing the OECD Convention Combating Bribery of Foreign Officials, or any similar statute, rule or policy applicable in any jurisdiction in which Broker engages in any activity hereunder (collectively, the “Anti-Corruption Laws”). The Distribution Manager represents and warrants that it has, and will maintain at all times during the term of this Agreement, policies, procedures, and internal controls in place that are reasonably designed to comply with applicable Anti-Corruption Laws, including applicable provisions of the FCPA.

j. The Distribution Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Distribution Manager in writing expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

k. The Distribution Manager and all Brokers will offer and sell the Shares at the public offering prices per share as determined in accordance with the Prospectus.

4. Indemnification.

a. To the extent permitted by the Company’s declaration of trust, Section 17(h) and Section 17(i) of the 1940 Act, the provisions of Article II.G of the North American Securities Administrators Association, Inc. Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”), and subject to the limitations below, the Company will indemnify and hold harmless each of the Brokers and the Distribution Manager, their respective officers and directors and each person, if any, who controls such Broker or the Distribution Manager within the meaning of Section 15 of the Securities Act (as applicable, the “Broker Indemnified Persons” and the “Distribution Manager Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Broker Indemnified Persons or Distribution Manager Indemnified Persons, as applicable, may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (c) any material violation by the Company of any covenant, representation, warranty or agreement contained in this Agreement; or (d) any willful misconduct, fraud, gross negligence or material violation of any applicable law by the Company in the performance of, or failure to perform, its obligations under this Agreement; provided, that the Company will not be liable to and will not have any indemnification obligation to any Broker Indemnified Person or Distribution Manager Indemnified Person to the extent that such Loss was the direct result of such Person’s material breach of this Agreement or the bad faith, fraud, willful misconduct, gross negligence or material violation of any applicable law by such Person (as applicable, “Broker Disabling Conduct” and “Distribution Manager Disabling Conduct”); provided further, that any amounts for reimbursement of expenses advanced to a Broker Indemnified Person or Distribution Manager Indemnified Person resulting from this Section 4.a will be repaid to the Company in the event that such expenses resulted from Broker Disabling Conduct or Distribution Manager Disabling Conduct, as applicable. The Company will reimburse the Broker Indemnified Persons and the Distribution Manager Indemnified Persons for any legal or other expenses reasonably incurred by such Persons in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4.a., the Company may not indemnify or hold harmless any Broker Indemnified Person or Distribution Manager Indemnified Person in any manner that would be inconsistent with the provisions to Article II.G of the Omnibus Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless any Broker Indemnified Person or Distribution Manager Indemnified Person for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Notwithstanding the foregoing provisions of this Section 4.a., the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Distribution Manager or (y) to the Company or the Distribution Manager by or on behalf of any Broker specifically for use in the Registration Statement, the Prospectus, or any post-effective amendment or supplement, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Broker or the Distribution Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Distribution Manager or the Broker prior to such acceptance.

b. The Distribution Manager will indemnify and hold harmless the Company, its officers and trustees (including any person named in the Registration Statement, with his or her consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”) and the Broker Indemnified Persons, from and against any Losses to which any of the Company Indemnified Persons or Broker Indemnified Persons, as applicable, may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Distribution Manager specifically for use with reference to the Distribution Manager in the preparation of the Registration Statement, the Prospectus, any post-effective amendment or supplement to either or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Distribution Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Distribution Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation by the Distribution Manager of any covenant, representation, warranty or agreement contained in this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; or (h) or any willful misconduct, fraud, gross negligence or material violation of any applicable law by the Distribution Manager in the performance of, or failure to perform, its obligations under this Agreement; provided, that the Distribution Manager will not be liable to and will not have any indemnification obligation to (i) any Company Indemnified Person or Broker Indemnified Person to the extent that such Loss was the direct result of a Company Indemnified Person’s material breach of this Agreement or the bad faith, fraud, willful misconduct, gross negligence or material violation of any applicable law by such Person (“Company Disabling Conduct”) or (ii) to any Broker Indemnified Person to the extent that such Loss was the direct result of Broker Disabling Conduct, as applicable; provided further, that any amounts for reimbursement of expenses advanced to a Company Indemnified Person or Broker Indemnified Person resulting from this Section 4.b will be repaid to the Distribution Manager in the event that such expenses resulted from Company Disabling Conduct or Broker Disabling Conduct, as applicable; provided further that the Distribution Manager’s obligation to indemnify the Company Indemnified Persons and the Broker Indemnified Persons shall be limited to the extent of any fees earned and retained by the Distribution Manager (excluding any fees re-allowed to Brokers) pursuant to this Agreement. The Distribution Manager will reimburse the Company Indemnified Persons and the Broker Indemnified Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Distribution Manager may otherwise have.

c. Each Broker severally and not jointly will indemnify and hold harmless the Company Indemnified Persons and the Distribution Manager Indemnified Persons from and against any Losses to which a Company Indemnified Person or Distribution Manager Indemnified Person, as applicable, may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the

Prospectus, or any post-effective amendment or supplement to either or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Distribution Manager by or on behalf of such Broker specifically for use with reference to such Broker in the preparation of the Registration Statement, the Prospectus, any post-effective amendment or supplement either or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by such Broker in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by such Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation by such Broker of any covenant, representation, warranty or agreement contained in this Agreement or the Selected Intermediary Agreement entered into between the Distribution Manager and such Broker; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; or (h) or any willful misconduct, fraud, gross negligence or material violation of any applicable law by such Broker in the performance of, or failure to perform, its obligations under this Agreement or the Selected Intermediary Agreement entered into between the Distribution Manager and such Broker; provided, that such Broker will not be liable to and will not have any indemnification obligation to any Company Indemnified Person or Distribution Manager Indemnified Person to the extent that such Loss was the direct result of Company Disabling Conduct or Distribution Manager Disabling Conduct, as applicable; provided further, that any amounts for reimbursement of expenses advanced to a Company Indemnified Person or Distribution Manager Indemnified Person resulting from this Section 4.c will be repaid to such Broker in the event that such expenses resulted from Company Disabling Conduct or Distribution Manager Disabling Conduct, as applicable. Each such Broker severally and not jointly will reimburse each Company Indemnified Person and Distribution Manager Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Broker may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Broker, or any person controlling any Broker or by or on behalf of the Company, the Distribution Manager or any officer, trustee or director thereof, or by or on behalf of any person controlling the Company or the Distribution Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Broker or of either party to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5. Survival of Provisions.

a. The respective agreements, representations and warranties of the Company and the Distribution Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Distribution Manager or any Broker or any person controlling the Distribution Manager or any Broker or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

b. The respective agreements of the Company and the Distribution Manager set forth in Sections 3.c. through 3.g. and Sections 4 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.

7. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8. Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Distribution Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Brokers to the extent set forth in Sections 1 and 4 hereof.

b. This Agreement may be amended by the written agreement of the Distribution Manager and the Company.

c. Schedule 1 may be amended from time to time with the written consent of the Company and the Distribution Manager. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company and the Distribution Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.

9. Term and Termination. This Agreement shall become effective as of the date first written above and shall remain in force until the first anniversary of its effective date and shall thereafter continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by a vote of the Board, including the vote of a majority of the trustees who are not “interested persons,” as defined by the 1940 Act and the rules thereunder, of the Company and who have no direct or indirect financial interest in the operation of the Company’s Distribution and Servicing Plan (the “Plan”) or any agreements entered into in connection with the Plan (including this Agreement), cast in person at a meeting called for the purpose. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. The Agreement also may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Distribution Manager. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Distribution Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Distribution Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or trustee of the Company arising from the Distribution Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Distribution Manager under Section 4.b. herein, and (b) the Distribution Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Distribution Manager. The Distribution Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

10. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Brokers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Distribution Manager.

11. Prospectus and Authorized Sales Materials. The Distribution Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Distribution Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any intermediary that has not entered into a Selected Intermediary Agreement or Servicing Agreement, or to any representatives or other associated persons of such an intermediary, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker only”, “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Brokers pursuant to the Selected Intermediary Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. The Distribution Manager, in its agreements with Brokers, will include requirements and obligations of the Brokers similar to those imposed upon the Distribution Manager pursuant to this section.

12. Suitability of Investors. The Distribution Manager, in its agreements with Brokers, will require that the Brokers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Distribution Manager, in its agreements with Brokers, will require that the Broker comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”) and Article III of the Omnibus Guidelines and applicable laws of the jurisdiction of which such investor is a resident. The Distribution Manager, in its agreements with Brokers, will require that the Brokers shall sell Shares only to those persons who are eligible to purchase such shares as described in the Prospectus and only through those Brokers who are authorized to sell such shares. The Distribution Manager, in its agreements with the Brokers, shall require the Brokers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

13. Submission of Orders. The Distribution Manager will require in its agreements with each Broker that each Broker comply with the submission of orders procedures set forth in the form of Selected Intermediary Agreement attached as Exhibit “A” to this Agreement. To the extent the Distribution Manager is involved in the distribution process other than through a Broker, the Distribution Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus or in such other form as may be provided by the Company to the Distribution Manager for use in connection with the Offering (a “Subscription Agreement”) and to deliver to the Distribution Manager or as otherwise directed by the Distribution Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Subscription Agreements and instruments of payment will be transmitted by the Distribution Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering contingency described in the Prospectus (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Distribution Manager. If the Distribution Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Intermediary Agreement, the Distribution Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

14. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Distribution Manager:	Brookfield Oaktree Wealth Solutions LLC Attn: General Counsel 250 Vesey Street, 15th Floor New York, NY 10281 Email: BOWS.LR@brookfieldoaktree.com

If to the Company:	Oaktree Strategic Credit Fund Attn: Mary Gallegly 333 South Grand Ave., 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com

15. Third Party Beneficiaries. The Company and the Distribution Manager acknowledge and agree that each Broker is an intended and express third-party beneficiary of (i) the representations and warranties contained in Section 1 of this Agreement and (ii) the indemnification provisions contained in Section 4 of this Agreement. Each Broker shall be entitled to rely upon and enforce the provisions of Sections 1 and 4 of this Agreement to the same extent as if it were a party hereto. Each Broker, by its execution of a selected intermediary agreement with the Distribution Manager, will be deemed to have agreed to be bound by and to be entitled to the benefits of Sections 1 and 4 of this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

OAKTREE STRATEGIC CREDIT FUND

By:
	Name:	Mary Gallegly
	Title:	General Counsel and Secretary

Accepted and agreed to as of the date first above written:

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

By:
	Name:	Brian Hurley
	Title:	General Counsel

[Signature Page to 3rd Amended and Restated Distribution Manager Agreement]

Schedule 1

Registration Statement(s)

1. Registration Statement on Form N-2, Registration No. 333-261775

Sch. 1-1

Schedule 2

Compensation

I. Shareholder Servicing and/or Distribution Fees

The Company will pay to the Distribution Manager Shareholder Servicing and/or Distribution Fees, solely with respect to shares sold by it, in amounts of (a) up to 0.85% per annum of the aggregate NAV for the Class S shares and Class T shares as of the beginning of the first calendar day of the month and (b) up to 0.25% per annum of the aggregate NAV for the Class D shares as of the beginning of the first calendar day of the month, in each case, payable monthly. The Company will not pay to the Distribution Manager any Shareholder Servicing and/or Distribution Fees in respect of the purchase of any Class I shares.

II. Distribution Manager Fees

The Company will not pay to the Distribution Manager any Distribution Manager fees in respect of the purchase of any Class T shares, Class S shares, Class D shares, Class I shares or DRIP Shares.

III. Brokerage Transaction Fees

The Distribution Manager is authorized to enter into arrangements that allow the Broker to charge a transaction or other fee, including upfront placement fees or brokerage commissions, on sales of Shares, to the extent the Prospectus discloses that such transaction or other fees may be charged for the relevant class of Shares. The Distribution Manager will require the Broker to represent that the Broker is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for the Broker’s own account. Any transaction or other fees, including upfront placement fees or brokerage commissions, charged by the Broker in connection with its sale of Shares will be charged in a manner consistent with the Prospectus and applicable law and FINRA rules. Purchases and sales of such shares may only be executed as purchases or repurchases between the customer and the Company. The Broker shall not execute trades of shares between customers.

Sch. 2-1

EXHIBIT A

FORM OF SELECTED INTERMEDIARY AGREEMENT

Ex. A-1